SECOND AMENDMENT TO
SALARY CONTINUATION AGREEMENT

This Second Amendment (the “Amendment”) to the Salary Continuation Agreement, dated as of November 29, 2004 and as amended December 16, 2008 (the “Agreement”), by and among Peoples Federal Savings Bank (the “Bank”) and Christopher Lake (the “Executive”) is effective as of March 1, 2011.  Capitalized terms which are not defined herein shall have the same meaning as set forth in the Agreement.

WHEREAS, the parties desire to amend the Agreement in order to increase the Executive’s annual normal retirement benefit set forth in Section 2.1 of the Agreement; and

WHEREAS, pursuant to Article 7 of the Agreement, the Agreement may be amended by a written agreement signed by the Bank and the Executive.

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.  Section 2.1.1 is hereby amended and restated to read in its entirety as follows:

“2.1.1           Amount of Benefit.  The annual benefit under Section 2.1 is One Hundred Thirty Five Thousand Five Hundred Sixty ($135,560).”

2.  The Executive’s Accrual Balance shall be updated to reflect the change in the amount of benefit provided in Section 2.1.1 as set forth in this Amendment.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Bank, on behalf of its duly authorized officer, and the Executive have caused this Amendment  to be executed as of the dates provided below.

PEOPLES FEDERAL SAVINGS BANK

April 14, 2011	By: /s/ Thomas J. Leetch
Date	Print Name: Thomas J. Leetch

EXECUTIVE

April 14, 2011	/s/ Christopher Lake
Date	Christopher Lake